Exhibit 10.8.4.1

INDIA NON JUDICIAL Government of National Capital Territory of Delhi e-Stamp

Certificate No.	:	IN-DL58371892946157K

Certificate Issued Date	:	20-Dec-2012 04:33 PM

Account Reference	:	IMPACC (IV)/ dl736103/ DELHI/ DL-DLH

Unique Doc. Reference	:	SUBIN-DLDL73610316587662319236K

Purchased by	:	Network 18 Media and Investments Limited

Description of Document	:	Article Others

Property Description	:	Corporate Guarantee

Consideration Price (Rs.)	:	0

(Zero)

First Party	:	Network 18 Media and Investments Limited

Second Party	:	The Ratnakar Bank Ltd

Stamp Duty Paid By	:	Network 18 Media and Investments Limited

Stamp Duty Amount(Rs.)	:	200

(Two Hundred only)

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This non judicial stamp paper form of Rs. 200 part and parcel of the

CORPORATE GUARANTEE

Dated January 19, 2013

EXECUTED BY

NETWORK18 MEDIA AND INVESTMENTS LIMITED

as the Guarantor

IN FAVOUR OF

RATNAKAR BANK

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SUPPLEMENTARY DEED OF GUARANTEE

This Supplemental Guarantee is executed at New Delhi on January 19, 2013

BY

Network 18 Media & Investments Limited, a company incorporated under the Companies Act, 1956 and having its registered office at 503,504 & 507, 5th Floor, Mercantile House, 15 Kasturba Gandhi Marg, New Delhi- 110001 (Co – Borrower/Guarantor hereinafter referred to as “Guarantor”, which expression shall include its executors, administrators, successors and permitted assigns as the case may be) of the ONE PART,

IN FAVOUR OF

THE RATNAKAR BANK LIMITED, a Banking company established under the Companies Act and carrying on banking business & having its Registered Office at Shahupuri, Kolhapur and one of its branches at Connaught Place, New Delhi hereinafter referred to as “the BANK” (which expression shall include its successors and assigns) of the OTHER PART.

WHEREAS:

1.	M/s TV 18 Home Shopping Network Limited, hereinafter called “the Borrowers” (which expression shall include their respective heirs, executors & assigns) has been granted by the Bank the Credit facilities aggregating to Rs.40,00,00,000/- (Rupees Forty Crores Only), more particularly described in the Schedule-I (hereinafter referred to as ‘Existing Credit Facilities’), against the execution of the security documents as per the terms and conditions of the sanction of the said credit facilities by the Bank.

2.	The Guarantors have secured the repayment of the dues under the said Existing Credit Facilities granted by the Bank to the Borrowers, by executing the Agreement Guarantee / Guarantee Bond dated 27.04.2012 (hereinafter referred to as ‘Principal Deed of Guarantee’).

3.	At the request of the Borrowers, the Bank has now agreed to grant additional Credit Facilities of Rs.10,00,00,000/- (Rupees Ten Crores Only), amounting to aggregate credit facility of Rs.50,00,00,000/- (Rupees Fifty Crores only), upon the terms and conditions mentioned in the sanction letter issued by the Bank to the Borrowers.

4.	The Guarantors have agreed to continue to stand as guarantors to secure for the said additional credit facilities granted / to be granted by the Bank to the Borrowers, by execution of these presents.

NOW THIS AGREEMENT WITNESSETH as follows:

1.	In consideration of the Bank agreeing to advance / make available to the Borrowers an additional / enhanced Credit Facilities to an extent of Rs.10,00,00,000/- (Rupees Ten Crores Only), more particularly described in the Schedule-II hereunder written (hereinafter referred to as ‘Additional Credit Facilities’), over and above the said Existing Credit Facilities, thereby making aggregate credit facilities amounting to Rs.50,00,00,000/- (Rupees Fifty Crores Only), the Guarantors do hereby guarantee payment by the Borrowers to the Bank of all the amounts of the principal and all interest, costs, charges and expenses chargeable by the Bank to the Borrowers in respect of the said Additional Credit Facilities in accordance with the terms and conditions on which the said Additional Credit Facilities are granted.

2.	The Guarantors hereby declare that this guarantee is in addition to and not by way of any limitation of or substitution for any other guarantee or guarantees that any guarantors have given and / or other guarantors may have previously given or may hereafter give to the Bank (whether alone or jointly with any other parties) and that this guarantee shall not revoke or limit any such other guarantee or guarantees.

3.	The Guarantors agree and declare that all covenants and stipulations contained in the said Principal Deed of Guarantee and to be performed and observed by the Guarantors shall be applicable for the said Additional Credit Facilities secured and shall be binding on and enforceable against the guarantors as if all the provisions contained in the Principal Deed of Guarantee were recited and reproduced herein.

4.	The Guarantors agree and confirm that he is / they are aware that out of the said Additional Credit Facilities, the Bank may grant the additional working capital limits by enhancing the existing credit limits, through the same or different account maintained by the Bank and that the guarantee hereby given by the said Guarantors shall be applicable for the dues under such account/s with enhanced credit limits or separate accounts in the name of the Borrowers.

5.

The Borrowers / the Guarantors have paid the stamp duty on the Principal Deed of Guarantee mentioned herein as per the provisions of Stamp Act applicable at the time of execution of these documents. The Borrowers / Guarantors have therefore, paid the Stamp Duty only on the amount of Additional Credit Facilities as payable on this document. The Borrowers / Guarantors further agrees to pay any additional stamp duty, other duties, taxes, charges and penalties, if and when the Borrowers / Guarantors may be required to pay according to the Laws for the time being in force in the State and in the event of the Borrowers / Guarantors failing to pay such stamp duty, other duties, taxes and penalties as aforesaid, the bank shall be at liberty (but not bound to) to pay the same and the Borrowers / Guarantors shall reimburse to the bank on demand.

SCHEDULE – I

(Details of Existing Facilities)

PART-A Existing Credit Facilities:

Nature of Credit Facility	Amt. Rs.	Rate of Interest*	Penal Interest		Periodicity of charging interest	Margin	Repayment
Working Capital Demand Loan	30.00 Crs	To be decided at the time of disbursement.	2	% p.a.	Monthly	25%	On Demand
Cash Credit	10.00 Crs	BR +2.50% p.a. i.e. 13.50 % p.a.	2	% p.a.	Monthly	25%	On Demand

TOTAL	Rs.40,00,00,000/- (Rupees Forty Crores only

*	In case of working capital limits, the minimum interest shall be equal to three months’ interest at agreed rate on the sanctioned limit, as and by way of commitment charges

SCHEDULE – II

(Details of Additional Credit Facilities)

Nature of Credit Facility	Amt. Rs.	Rate of Interest*	Penal Interest		Periodicity of charging interest	Margin	Repayment
Working Capital Demand Loan	40.00 Crs (enhanced by Rs.10.00 Crores)	To be decided at the time of disbursement.	2	% p.a.	Monthly	25%	On Demand
Cash Credit	10.00 Crs	BR +2.50% p.a. i.e. 13.50 % p.a.	2	% p.a.	Monthly	25%	On Demand

TOTAL	Rs.50,00,00,000/- (Rupees Fifty Crores only)

*	In case of working capital limits, the minimum interest shall be equal to three months’ interest at agreed rate on the sanctioned limit, as and by way of commitment charges

IN WITNESS WHEREOF the Guarantors have executed these presents on the day, month and year first hereinabove written.

SIGNED AND DELIVERED

By within named Guarantor

For Network 18 Media & Investments Limited

/s/ R.D.S. Bawa
Director/Authorised Signatory(ies)

The Common Seal of
Network 18 Media & Investments Limited the Borrower within named was affixed hereunto in the presence of:

Shri./	R.D.S. Bawa, Network 18 Group GFO

Shri./	/s/ Yug Samrat Yug Samrat, Company Secretary
Directors / Yug Samrat of the Borrowers in pursuance of the Board Resolution dated 19/1/2013 and they have signed below the Seal to confirm that the Seal was affixed in their presence.

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